Tecogen Announces Second Quarter 2022 Results
Q2 2022 revenue of $6.4 million, an increase of 4.4% QoQ and
H1 2022 revenue of $13.9 million, an increase of 13.5% YoY

WALTHAM, Mass., August 11, 2022 - Tecogen Inc. (OTCQX:TGEN), a leading manufacturer of clean energy products, reported revenues of $6.4 million and a net loss of $856.2 thousand for the quarter ended June 30, 2022 compared to revenues of $6.1 million, and a net profit of $399.6 thousand in 2021. For the six months ended June 30, 2022 revenues were $13.9 million and the net loss was $767 thousand compared to revenues of $12.2 million, and net income of $2.2 million for the same period in 2021. The positive net income in Q2 2021 and the six months ended June 30, 2021 was primarily due to the benefit from the CARES Act payroll support programs.
Key Takeaways
Net Income and Earnings Per Share
•Net loss in Q2 2022 was $0.9 million compared to net income of $0.4 million in Q2 2021, a decrease of $1.3 million, primarily due to the recognition of an Employee Retention Credit in Q2 2021. EPS was a loss of $0.03/share and net income of $0.02/share in Q2 2022 and Q2 2021, respectively.
•Net loss in H1 2022 was $767 thousand compared to net income of $2.2 million in Q2 2021, a decrease of $2.9 million, primarily due to the forgiveness of the PPP loan in Q1 2021 and the recognition of an Employee Retention Credit in Q2 2021. EPS was a net loss of $0.03/share and net income of $0.09/share in H1 2022 and H1 2021, respectively.
Loss from Operations
•Loss from operations for the three months ended June 30, 2022 was $0.8 million compared to a loss of $0.3 million for the same period in 2021, an increase of $0.5 million. Increased operating costs and lower gross profit margins in our Products segment caused the increase in loss from operations.
•Loss from operations for H1 2022 was $0.7 million compared to a loss of $0.4 million for the same period in 2021, an increase of $0.3 million. Increased operating costs and lower gross profit margins in our Products segment caused the increase in loss from operations.
Revenues
•Revenues for the quarter ended June 30, 2022 were $6.4 million compared to $6.1 million for the same period in 2021, a 4.4% increase.

◦Product revenue was $3.0 million in Q2 2022 compared to $2.4 million in the same period in 2021, an increase of 23.1%, primarily due to increased cogeneration and chiller sales into our key market segments including controlled environment agriculture.
◦Services revenue was $3.1 million in Q2 2022 compared to $3.3 million in the same period in 2021, a decline of 8.4%, primarily due to reduced lower margin installation activity.
◦Energy Production revenue decreased 4.5%, to $354 thousand in Q2 2022 compared to $371 thousand in the same period in 2021 due to site closures as a result of COVID.

•Revenues for H1 2022 were $13.9 million compared to $12.2 million for the same period in 2021, a 13.5% increase.
◦Product revenue was $6.9 million in H1 2022 compared to $4.6 million in the same period in 2021, an increase of 52.1%, primarily due to increased cogeneration and chiller sales into our key market segments including controlled environment agriculture.
◦Services revenue was $6.0 million in H1 2022 compared to $6.6 million in the same period in 2021, a decline of 9.7%, primarily due to reduced lower margin installation activity. Services contract revenue increased 1.7% to $5.9 million in the first half of 2022 compared to $5.8 million in the first half of 2021.
◦Energy Production revenue decreased 8.6%, to $0.9 million in H1 2022 compared to $1.0 million in the same period in 2021 due to site closures as a result of COVID.

Gross Profit and Gross Margin

•Gross profit for the second quarter of 2022 was $2.7 million compared to $2.8 million in the second quarter of 2021. Gross margin decreased to 42.1% in the first quarter compared to 46.3% for the same period in 2021 due to higher material costs reducing Product margin from 43.1% to 33.0%. Services and Energy Production margin remained comparable quarter to quarter.
•Gross profit for H1 2022 remained unchanged at $5.8 million compared to the same period in 2021. Gross margin decreased to 41.8% in the first half of 2022 compared to 47.5% for the same period in 2021 due to higher material costs reducing Product margin from 43.9% to 32.9%.

Operating Expenses

•Operating expenses increased by 11.7% to $3.5 million for the second quarter of 2022 compared to $3.2 million in the same period in 2021 due to increased salaries and R&D costs.
•Operating expenses increased by 4.6% to $6.5 million for the first half of 2022 compared to $6.2 million in the same period in 2021 due to increased salaries and R&D costs in Q2 2022.

Adjusted EBITDA(1) was negative $651 thousand for the second quarter of 2022 compared to $567 thousand for the second quarter of 2021. Adjusted EBITDA(1) was negative $448 thousand for the first half of 2022 compared to $587 thousand for the first half of 2021. (Adjusted EBITDA is defined as net income or loss attributable to Tecogen, adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on equity securities, goodwill impairment charges and other non-cash non-recurring charges or gains including abandonment of intangible assets and the extinguishment of debt. See the table following the

Condensed Consolidated Statements of Operations for a reconciliation from net income (loss) to Adjusted EBITDA, as well as important disclosures about the company's use of Adjusted EBITDA).
“We saw a substantial increase in revenues for the first half of the year compared to 2021. However we also saw a significant increase in cost of goods due to the inflationary environment we presently find ourselves in," commented Benjamin Locke, Tecogen's Chief Executive Officer. "We have instituted price increases that we expect to positively impact our revenues and margins in H2 2022. We are further encouraged by the 30% investment tax credit included in the pending Inflation Reduction Act which will significantly help the economics of both our cogeneration and chiller systems as we continue to focus on clean cooling in our key market segments including controlled environment agriculture (CEA). We expect to have more announcements going forward on how our new business unit focused on CEA can create additional value to our shareholders."

Conference Call Scheduled for August 11, 2022, at 11:00 am ET
Tecogen will host a conference call on August 11, 2022 to discuss the first quarter results beginning at 11:00 am eastern time. To listen to the call please dial (877) 407-7186 within the U.S. and Canada, or (201) 689-8052 from other international locations. Participants should ask to be joined to the Tecogen Second Quarter 2022 earnings call. Please begin dialing 10 minutes before the scheduled starting time. The earnings press release will be available on the Company website at www.Tecogen.com in the "News and Events" section under "About Us." The earnings conference call will be webcast live. To view the associated slides, register for and listen to the webcast, go to https://ir.tecogen.com/ir-calendar. Following the call, the recording will be archived for 14 days.
The earnings conference call will be recorded and available for playback one hour after the end of the call. To listen to the playback, dial (877) 660-6853 within the U.S. and Canada, or (201) 612-7415 from other international locations and use Conference Call ID#: 13672659.
About Tecogen
Tecogen Inc. designs, manufactures, sells, installs, and maintains high efficiency, ultra-clean, cogeneration products including engine-driven combined heat and power, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company provides cost effective, environmentally friendly and reliable products for energy production that nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint.
In business for over 35 years, Tecogen has shipped more than 3,000 units, supported by an established network of engineering, sales, and service personnel across the United States. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Tecogen, InVerde e+, Ilios, Tecochill, Tecopower, Tecofrost, Tecopack and Ultera are registered trademarks of Tecogen Inc.

Forward Looking Statements

This press release and any accompanying documents, contain “forward-looking statements” which may describe strategies, goals, outlooks or other non-historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan,"  "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.

In addition to those factors described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and on our Form 8-K, under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth.

In addition to GAAP financial measures, this press release includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.
Tecogen Media & Investor Relations Contact Information:

Benjamin Locke
P: 781-466-6402
E: Benjamin.Locke@tecogen.com

TECOGEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$2,831,107	$3,614,463
Accounts receivable, net	8,880,828	8,482,286
Employee retention credit receivable	713,269	1,276,021
Inventories, net	8,203,093	7,764,989
Unbilled revenue	2,141,132	3,258,189
Prepaid and other current assets	601,419	578,801
Total current assets	23,370,848	24,974,749
Long-term assets:
Property, plant and equipment, net	1,710,644	1,782,944
Right of use assets	1,561,757	1,869,210
Intangible assets, net	1,099,510	1,181,023
Goodwill	2,406,156	2,406,156
Other assets	184,809	148,140
TOTAL ASSETS	$30,333,724	$32,362,222

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	3,260,479	3,508,354
Accrued expenses	2,269,239	2,343,728
Deferred revenue	1,263,919	1,957,752
Lease obligations, current	665,310	641,002
Unfavorable contract liability, current	274,501	330,032
Total current liabilities	7,733,448	8,780,868
Long-term liabilities:
Deferred revenue, net of current portion	313,131	208,456
Lease obligations, net of current portion	974,751	1,315,275
Unfavorable contract liability, net of current portion	769,721	929,474
Total liabilities	9,791,051	11,234,073

Stockholders’ equity:
Tecogen Inc. shareholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 24,850,261 issued and outstanding at June 30, 2022 and December 31, 2021	24,850	24,850
Additional paid-in capital	57,202,459	57,016,859
Accumulated deficit	(36,600,430)	(35,833,621)
Total Tecogen Inc. stockholders’ equity	20,626,879	21,208,088
Non-controlling interest	(84,206)	(79,939)
Total stockholders’ equity	20,542,673	21,128,149
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$30,333,724	$32,362,222

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	June 30, 2022	June 30, 2021
Revenues
Products	$3,010,115	$2,445,927
Services	3,050,191	3,328,314
Energy production	354,287	370,861
Total revenues	6,414,593	6,145,102
Cost of sales
Products	2,015,466	1,390,725
Services	1,473,586	1,679,386
Energy production	222,092	232,353
Total cost of sales	3,711,144	3,302,464
Gross profit	2,703,449	2,842,638
Operating expenses
General and administrative	2,824,832	2,438,452
Selling	503,601	580,871
Research and Development	194,853	132,883
Gain on disposition of assets	(2,500)	—
Total operating expenses	3,520,786	3,152,206
Loss from operations	(817,337)	(309,568)
Other income (expense)
Other income (expense), net	(1,265)	(1,125)
Interest expense	(12,733)	(5,088)
Employee retention credit	—	713,268
Unrealized gain on investment securities	—	18,749
Total other income (expense), net	(13,998)	725,804
Income (loss) before income taxes	(831,335)	416,236
Provision for state income taxes	6,500	7,933
Consolidated net income (loss)	(837,835)	408,303
Income attributable to the non-controlling interest	(18,383)	(8,672)
Net income (loss) attributable to Tecogen Inc.	$(856,218)	$399,631

Net income per share - basic	$(0.03)	$0.02
Net income per share - diluted	$(0.03)	$0.02
Weighted average shares outstanding - basic	24,850,261	24,850,261
Weighted average shares outstanding - diluted	24,850,261	25,125,210

	Three Months Ended
	June 30, 2022	June 30, 2021
Non-GAAP financial disclosure (1)
Net income (loss) attributable to Tecogen Inc.	$(856,218)	$399,631
Interest expense, net	12,733	6,213
Income taxes	6,500	7,933
Depreciation & amortization, net	95,985	117,404
EBITDA	(741,000)	531,181
Stock based compensation	89,893	54,681
Unrealized gain on investment securities	—	(18,749)
Adjusted EBITDA	$(651,107)	$567,113

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Six Months Ended
	June 30, 2022	June 30, 2021
Revenues
Products	$6,949,596	$4,568,649
Services	5,967,471	6,609,458
Energy production	935,849	1,024,156
Total revenues	13,852,916	12,202,263
Cost of sales
Products	4,660,221	2,565,012
Services	2,840,338	3,216,989
Energy production	558,119	626,416
Total cost of sales	8,058,678	6,408,417
Gross profit	5,794,238	5,793,846
Operating expenses
General and administrative	5,298,735	4,892,305
Selling	1,004,692	1,091,074
Research and development	334,988	259,033
Gain on disposition of assets	(36,445)	—
Gain on termination of unfavorable contract liability	(71,375)	—
Total operating expenses	6,530,595	6,242,412
Loss from operations	(736,357)	(448,566)
Other income (expense)
Interest and other income (expense), net	(15,416)	(2,328)
Interest expense	(13,561)	(9,728)
Gain on extinguishment of debt	—	1,887,859
Employee retention credit	—	713,268
Gain on sale of investment securities	—	6,046
Unrealized gain (loss) on investment securities	37,497	56,246
Total other income (expense), net	8,520	2,651,363
Income (loss) before provision for state income taxes	(727,837)	2,202,797
Provision for state income taxes	10,430	15,991
Consolidated net income (loss)	(738,267)	2,186,806
Income attributable to non-controlling interest	(28,542)	(20,468)
Net income (loss) attributable to Tecogen Inc.	$(766,809)	$2,166,338

Net income (loss) per share - basic	$(0.03)	$0.09
Net income (loss) per share - diluted	$(0.03)	$0.09
Weighted average shares outstanding - basic	24,850,261	24,850,261
Weighted average shares outstanding - diluted	24,850,261	25,102,470

	Six Months Ended
	June 30, 2022	June 30, 2021
Non-GAAP financial disclosure (1)
Net income (loss) attributable to Tecogen Inc.	$(766,809)	$2,166,338
Interest expense, net	13,561	12,056
Income taxes	10,430	15,991
Depreciation & amortization, net	217,718	241,470
EBITDA	(525,100)	2,435,855
Gain on extinguishment of debt	—	(1,887,859)
Stock based compensation	185,600	93,766
Unrealized (gain) loss on marketable securities	(37,497)	(56,246)
Gain on sale of marketable securities	—	(6,046)
Gain on termination of unfavorable contract liability	(71,375)	—
Non-cash abandonment of intangible assets	—	7,400
Adjusted EBITDA	$(448,372)	$586,870

(1) Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about Adjusted EBITDA (net income (loss) attributable to Tecogen Inc adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on investment securities, goodwill impairment charges and other non-cash non-recurring charges including abandonment of certain intangible assets and extinguishment of debt), which is a non-GAAP measure.  The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  Adjusted EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended
	June 30, 2022	June 30, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income (loss)	$(738,267)	$2,186,806
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	217,718	241,470
Provision for doubtful accounts	46,000	—
Gain on extinguishment of debt	—	(1,887,859)
Employee retention credit	—	(713,268)
Stock-based compensation	185,600	93,766
Gain on sale of investment securities	—	(6,046)
Unrealized gain on investment securities	(37,497)	(56,246)
Gain on disposition of assets	(36,445)	—
Gain on termination of unfavorable contract liability	(71,375)	—
Impairment of intangible asset	—	7,400
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	(444,541)	894,100
Employee retention credit receivable	562,752	—
Inventory	(438,102)	357,072
Prepaid assets and other current assets	(22,618)	(242,588)
Other assets	308,282	(537,197)
Increase (decrease) in:
Accounts payable	(247,876)	(1,585,368)
Accrued expenses and other current liabilities	(74,490)	290,342
Deferred revenue	(589,158)	(45,118)
Other liabilities	(316,217)	531,335
Net cash used in operating activities	(579,177)	(103,649)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(209,034)	(47,504)
Proceeds from disposition of assets	67,169	—
Proceeds from the sale of investment securities	—	11,637
Purchases of intangible assets	(29,505)	(5,682)
Distributions to non-controlling interest	(32,809)	(33,812)
Net cash used in investing activities	(204,179)	(75,361)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable	—	1,874,269
Net cash provided by financing activities	—	1,874,269
Change in cash and cash equivalents	(783,356)	1,695,259
Cash and cash equivalents, beginning of the period	3,614,463	1,490,219
Cash and cash equivalents, end of the period	$2,831,107	$3,185,478